EXHIBIT 99.2

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenue	$377,879	$258,203	$705,343	$497,003
Cost of revenue (a)	206,853	143,577	378,873	277,699

Gross profit	171,026	114,626	326,470	219,304
Operating expense:
Research and development (b) (c)	106,378	114,727	209,501	226,421
Selling, general and administrative (b) (c)	47,373	40,607	88,732	81,081
Stock-based compensation (d)	74,706	81,696	143,534	183,160
Amortization of purchased intangible assets (d)	1,168	5,866	2,700	11,250
Impairment of goodwill	438,611	—	438,611	—
Stock option exchange	209,266	—	209,266	—
Settlement costs	178,302	—	178,302	—
Restructuring costs	2,165	—	2,932	4,822

Loss from operations	(886,943)	(128,270)	(947,108)	(287,430)
Interest income, net	1,310	3,313	3,500	6,753
Other income (expense), net	569	428	(47)	(3,919)

Loss before income taxes	(885,064)	(124,529)	(943,655)	(284,596)
Provision for income taxes	6,678	4,889	15,993	10,889

Net loss	$(891,742)	$(129,418)	$(959,648)	$(295,485)

Net loss per share (basic and diluted)	$(3.08)	$(.49)	$(3.39)	$(1.12)

Weighted average shares (basic and diluted)	289,745	265,356	283,031	263,678

Notes:
(a) Cost of revenue includes the following:
Stock-based compensation expense	$1,845	$3,330	$4,372	$6,679
Amortization of purchased intangible assets	4,473	13,643	10,526	26,807
Stock option exchange expense	11,454	—	11,454	—
Employer payroll tax expense on certain stock option exercises	24	14	26	26

	$17,796	$16,987	$26,378	$33,512

(b) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$63,327	$55,007	$114,260	$124,793
Selling, general and administrative expense	11,379	26,689	29,274	58,367

	$74,706	$81,696	$143,534	$183,160

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$4,903	$815	$10,064
Selling, general and administrative expense	1,168	963	1,885	1,186

	$1,168	$5,866	$2,700	$11,250

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$164,798	$—	$164,798	$—
Selling, general and administrative expense	44,468	—	44,468	—

	$209,266	$—	$209,266	$—

(c) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$356	$106	$446	$333
Selling, general and administrative expense	270	51	289	127

	$626	$157	$735	$460

(d)	Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net loss to pro forma non-GAAP net income (loss). Over 95% of the reconciling amounts for each period presented are non-cash charges.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

GAAP net loss	$(891,742)	$(129,418)	$(959,648)	$(295,485)
Acquisition-related and other special charges:
Stock-based compensation	76,551	85,026	147,906	189,839
Amortization of purchased intangible assets	5,641	19,509	13,226	38,057
Employer payroll tax expense on certain stock option exercises	650	171	761	486
Impairment of goodwill	438,611	—	438,611	—
Stock option exchange	220,720	—	220,720	—
Settlement costs	178,302	—	178,302	—
Restructuring costs	2,165	—	2,932	4,822
Loss on strategic investments	72	—	72	4,146
Non-operating gains	(588)	(1,182)	(588)	(1,182)
Income tax effects	(734)	9,090	4,335	20,574

Pro forma non-GAAP net income (loss)	$29,648	$(16,804)	$46,629	$(38,743)

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenue	$377,879	$258,203	$705,343	$497,003
Cost of revenue	189,057	126,590	352,495	244,187

Gross profit	188,822	131,613	352,848	252,816
Operating expense:
Research and development	106,022	114,621	209,055	226,088
Selling, general and administrative	47,103	40,556	88,443	80,954

Income (loss) from operations	35,697	(23,564)	55,350	(54,226)
Interest income, net	1,310	3,313	3,500	6,753
Other income (expense), net	53	(754)	(563)	(955)

Income (loss) before income taxes	37,060	(21,005)	58,287	(48,428)
Provision (benefit) for income taxes	7,412	(4,201)	11,658	(9,685)

Pro forma non-GAAP net income (loss)	$29,648	$(16,804)	$46,629	$(38,743)

Pro forma non-GAAP net income (loss) per share (basic)	$.10	$(.06)	$.16	$(.15)

Pro forma non-GAAP net income (loss) per share (diluted)	$.10	$(.06)	$.16	$(.15)

Weighted average shares (basic)	289,745	265,356	283,031	263,678

Weighted average shares (diluted)	307,077	265,356	298,030	263,678

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Condensed GAAP Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$453,435	$389,555
Short-term marketable securities	12,566	56,031
Short-term restricted marketable securities	28,777	57,117
Accounts receivable, net	182,905	128,215
Inventory	85,000	46,036
Prepaid expenses and other current assets	49,971	44,830

Total current assets	812,654	721,784
Property and equipment, net	157,476	177,557
Long-term marketable securities	4,220	5,067
Long-term restricted marketable securities	17,458	35,137
Goodwill	841,307	1,228,603
Purchased intangible assets, net	14,152	24,036
Other assets	12,589	23,969

Total assets	$1,859,856	$2,216,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210,570	$168,236
Wages and related benefits	35,983	34,278
Deferred revenue	7,815	15,129
Accrued liabilities	290,496	204,116
Short-term debt and current portion of long-term debt	57,626	112,258

Total current liabilities	602,490	534,017
Long-term restructuring liabilities	29,974	36,403
Long-term debt, less current portion	—	1,212
Shareholders’ equity	1,227,392	1,644,521

Total liabilities and shareholders’ equity	$1,859,856	$2,216,153